UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2021  (June 1, 2021)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2021, Hallador Energy Company held its annual meeting of shareholders in Terre Haute, Indiana.  There was a total of 22,646,777 shares present at the meeting in person or by proxy, representing 73.97% of the total outstanding shares eligible to vote.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

1. Each of the director nominees listed below was elected to serve for a one-year term expiring in 2022:

Nominee	For	Withheld
Brent K. Bilsland	14,405,938	53,590
David C. Hardie	14,289,078	170,450
Steven R. Hardie	14,288,021	171,507
Bryan H. Lawrence	14,216,738	242,790
David J. Lubar	14,410,796	48,732
Charles R. Wesley, IV	14,294,787	164,741

2. Approved on an advisory basis the named executive compensation:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
13,775,887	406,096	277,545

3. Ratified Plante & Moran, PLLC, as our independent registered public accountant:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
22,563,713	65,739	17,325

Item 8.01 - Other Events

On June 1, 2021, Hallador Energy Company issued a press release announcing it will join with Hoosier Energy Rural Electric Cooperative, Inc. to develop up to 1000 megawatts (MW) of renewable power.   A copy of the press release is attached hereto as Exhibit 99.1.

I
tem 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Document Name
99.1	Hallador Energy and Hoosier Energy Working Together to Develop Renewable Generation at Merom Site
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2021	By:	/s/LAWRENCE D. MARTIN
Lawrence D. Martin CFO